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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 68 to File No. 2-37707; Amendment No. 68 to File No. 811-2071) of Delaware Group Income Funds of our reports dated September 10, 2004, included in the 2004 Annual Reports to shareholders.


ERNST & YOUNG LLP

Philadelphia, Pennsylvania
September 27, 2004